FOR IMMEDIATE RELEASE
Embecta Corp. Reports Third Quarter Fiscal 2026 Financial Results
PARSIPPANY, N.J., Aug 7, 2026 (GLOBE NEWSWIRE) – Embecta Corp. (“embecta” or the "Company") (Nasdaq: EMBC), a global diabetes care company, today reported financial results for the three and nine month periods ended June 30, 2026.
"Our third quarter results improved significantly on a sequential basis, with revenue increasing approximately $50 million, GAAP operating income increasing approximately $14 million, and adjusted operating income increasing approximately $21 million as compared to our second quarter results. The sequential increase was due to a combination of factors, including improved performance within the United States and International, as well as contribution from the acquisition of Owen Mumford which closed mid-way through our third quarter," said Devdatt (Dev) Kurdikar, Chairman, President and Chief Executive Officer of embecta.
Mr. Kurdikar continued, "We repaid approximately $53 million of debt during the quarter and also repurchased approximately $9 million of shares under our three-year, up to $100 million share repurchase program. While our GLP-1 B2B partners launched generic GLP-1 therapies co-packaged with our pen needles in Canada and Brazil."
Mr. Kurdikar concluded, "Given our year-to-date performance, we are reaffirming our fiscal year revenue guidance range and raising our full year guidance ranges for adjusted operating margin and adjusted earnings per share."

Third Quarter Fiscal Year 2026 Financial Highlights:
•Reported revenues of $271.7 million, down 8.1% on a reported basis; down 8.9% on an adjusted constant currency basis
◦U.S. revenues decreased 24.6% on both a reported and adjusted constant currency basis
◦International revenues increased 11.5% on a reported basis, and 9.7% on an adjusted constant currency basis
•Gross profit and margin of $153.3 million and 56.4%, compared to $197.1 million and 66.7% in the prior year period
•Adjusted gross profit and margin of $158.0 million and 58.2%, compared to $198.6 million and 67.2% in the prior year period
•Operating income and margin of $48.7 million and 17.9%, compared to $94.0 million and 31.8% in the prior year period
•Adjusted operating income and margin of $69.4 million and 25.5%, compared to $109.1 million and 36.9% in the prior year period
•Net income and earnings per diluted share of $21.1 million and $0.36, compared to $45.5 million and $0.78 in the prior year period
•Adjusted net income and adjusted earnings per diluted share of $32.6 million and $0.56, compared to $65.5 million and $1.12 in the prior year period
•Adjusted EBITDA and margin of $85.7 million and 31.5%, compared to $131.0 million and 44.3% in the prior year period
•Announced a dividend of $0.01 per share
1

Nine Months Ended June 30 2026 Financial Highlights:
•Reported revenues of $754.7 million, down 7.6% on a reported basis; down 9.4% on an adjusted constant currency basis
◦U.S. revenues decreased 20.6% on both a reported and adjusted constant currency basis
◦International revenues increased 7.5% on a reported basis, and 3.6% on an adjusted constant currency basis
•Gross profit and margin of $442.8 million and 58.7%, compared to $518.3 million and 63.5% in the prior year period
•Adjusted gross profit and margin of $453.4 million and 60.1%, compared to $527.8 million and 64.6% in the prior year period
•Operating income and margin of $167.0 million and 22.1%, compared to $185.6 million and 22.7% in the prior year period
•Adjusted operating income and margin of $197.3 million and 26.1%, compared to $271.0 million and 33.2% in the prior year period
•Net income and earnings per diluted share of $61.1 million and $1.03, compared to $69.0 million and $1.18 in the prior year period
•Adjusted net income and adjusted earnings per diluted share of $91.0 million and $1.53, compared to $144.5 million and $2.46 in the prior year period
•Adjusted EBITDA and margin of $247.5 million and 32.8%, compared to $325.4 million and 39.9% in the prior year period

Strategic Highlights:
•Strengthen core business
◦Market-appropriate pen needles are progressing through regulatory review with the U.S. FDA and BSI for CE Mark certification
◦Market-appropriate syringe launches in certain geographies expected in the coming months
◦Completed brand transition in key European, Asian and Latin American markets and remain on track to be substantially complete by end of calendar year 2026
•Expand product portfolio
◦Completed the acquisition of Owen Mumford Holdings Limited ("Owen Mumford"); integration is progressing as planned
◦Continued to build on commercial momentum with the expansion of our B2B co-packaging opportunity, as generic GLP-1 therapies featuring embecta pen needles in the commercial packaging launched in Canada and Brazil, following the initial launch in India
◦Expect launch of GLP-1 small pack format in the U.S. in fiscal fourth quarter
•Increase financial flexibility; extend revolving credit facility
◦Borrowed ~$180 million under the Company's $500 million revolving credit facility to fund the Owen Mumford acquisition
◦Subsequently repaid approximately $53 million of debt (approximately $3 million Term Loan B mandatory payment and approximately $50 million towards the revolving credit facility), both at an interest rate of SOFR + 300 bps with a 0.50% SOFR floor
◦Amended our credit agreement to extend the maturity date of $210 million of commitments under our revolving credit facility to December 30, 2028 and maintained $100 million of commitments under our revolving credit facility to mature on March 31, 2027 (the maturity date of the revolver prior to such amendment). Our revolving credit facility has been reduced from $500 million to $310 million.

Adjusted Constant Currency Revenue Growth is based upon Reported Revenues, adjusted to exclude, depending on the period presented, the items described in Adjusted Revenues and to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on an Adjusted constant currency revenue basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Third Quarter Fiscal Year 2026 Results:
Revenues by geographic region are as follows:

	Three months ended June 30,
Dollars in millions							% Increase/(decrease)
	2026			2025			Reported Revenue Growth	Currency Impact	Adjustment Impact	Adjusted Constant Currency Revenue Growth
	Reported Revenues	Adjustment	Adjusted Revenues	Reported Revenues	Adjustment	Adjusted Revenues	%
United States	$120.8	$—	$120.8	$160.2	$—	$160.2	(24.6)%	—%	—%	(24.6)%
International	150.9	—	150.9	135.3	—	135.3	11.5	1.8	—	9.7
Total	$271.7	$—	$271.7	$295.5	$—	$295.5	(8.1)%	0.8%	—%	(8.9)%
Revenues by product family are as follows:

	Three months ended June 30,
Dollars in millions							% Increase/(decrease)
	2026			2025			Reported Revenue Growth	Currency Impact	Adjustment Impact	Adjusted Constant Currency Revenue Growth
	Reported Revenues	Adjustment	Adjusted Revenues	Reported Revenues	Adjustment	Adjusted Revenues	%
Pen Needles	$177.5	$—	$177.5	$216.9	$—	$216.9	(18.2)%	0.4%	—%	(18.6)%
Syringes	36.6	—	36.6	35.1	—	35.1	4.3	3.7	—	0.6
Safety	36.7	—	36.7	34.8	—	34.8	5.5	0.9	—	4.6
Other[1]	15.6	—	15.6	3.2	—	3.2	387.5	—	—	387.5
Contract Manufacturing	5.3	—	5.3	5.5	—	5.5	(3.6)	—	—	(3.6)
Total	$271.7	$—	$271.7	$295.5	$—	$295.5	(8.1)%	0.8%	—%	(8.9)%

1 Other includes product sales for Owen Mumford products, swabs and other accessories.

The Company's revenues decreased by $23.8 million, or 8.1%, to $271.7 million for the three months ended June 30, 2026 as compared to revenues of $295.5 million for the three months ended June 30, 2025. Changes in revenues are driven by the volume of goods that the Company sells, the prices it negotiates with customers, and changes in foreign exchange rates. The decrease in revenues was primarily driven by $20.1 million of unfavorable changes in price, $19.9 million of unfavorable changes in volume, and a $0.1 million decrease in contract manufacturing revenue. This was partially offset by the $13.8 million of contribution of OM revenues and $2.5 million associated with the positive impact of foreign currency translation primarily due to the weakening of the U.S. dollar.

Nine Months Ended June 30, 2026 Results:
Revenues by geographic regions are as follows:

	Nine months ended June 30,
Dollars in millions							% Increase/(decrease)
	2026			2025			Reported Revenue Growth	Currency Impact	Adjustment Impact	Adjusted Constant Currency Revenue Growth
	Reported Revenues	Adjustment	Adjusted Revenues	Reported Revenues	Adjustment	Adjusted Revenues	%
United States	$347.1	$—	$347.1	$437.1	$—	$437.1	(20.6)%	—%	—%	(20.6)%
International	407.6	—	407.6	379.3	—	379.3	7.5	3.9	—	3.6
Total	$754.7	$—	$754.7	$816.4	$—	$816.4	(7.6)%	1.8%	—%	(9.4)%

Revenues by product family are as follows:

	Nine months ended June 30,
Dollars in millions							% Increase/(decrease)
	2026			2025			Reported Revenue Growth	Currency Impact	Adjustment Impact	Adjusted Constant Currency Revenue Growth
	Reported Revenues	Adjustment	Adjusted Revenues	Reported Revenues	Adjustment	Adjusted Revenues	%
Pen Needles	$517.6	$—	$517.6	$596.3	$—	$596.3	(13.2)%	1.4%	—%	(14.6)%
Syringes	93.7	—	93.7	92.3	—	92.3	1.5	4.1	—	(2.6)
Safety	108.3	—	108.3	103.2	—	103.2	4.9	1.7	—	3.2
Other[2]	23.2	—	23.2	9.9	—	9.9	134.3	3.0	—	131.3
Contract Manufacturing	11.9	—	11.9	14.7	—	14.7	(19.0)	0.7	—	(19.7)
Total	$754.7	$—	$754.7	$816.4	$—	$816.4	(7.6)%	1.8%	—%	(9.4)%

The Company's revenues decreased by $61.7 million, or 7.6%, to $754.7 million for the nine months ended June 30, 2026 as compared to revenues of $816.4 million for the nine months ended June 30, 2025. The decrease in revenues was primarily driven by $60.0 million of unfavorable changes in volume, $27.4 million of unfavorable changes in price, and a $2.9 million decrease in contract manufacturing revenue. This was partially offset by $14.8 million associated with the positive impact of foreign currency translation primarily due to the weakening of the U.S. dollar and by the $13.8 million contribution of OM revenues.
2 Other includes product sales for Owen Mumford products, swabs and other accessories.

Fiscal Year 2026 Updated Financial Guidance (including Owen Mumford):
For fiscal year 2026, the Company now expects:

Dollars in millions, except percentages and per share data	Current	Previous (1)
Reported Revenues	$1,015 - $1,035	$1,015 - $1,035
Reported Revenue Growth (%)	(6.1)% - (4.2)%	(6.1)% - (4.2)%
Impact of F/X (%)	1.3%	1.5%
Impact of Italian Payback Measure (2) (%)	(0.1)%	(0.1)%
M&A (%)	2.9% - 3.4% (3)	2.7% (4)
Adjusted Organic Constant Currency Revenue Growth (%)	(10.2)% - (8.8)%	(10.2)% - (8.3)%
Adjusted Operating Margin (%)	23.50% - 24.00%	22.25% - 23.25%
Adjusted Earnings per Diluted Share	$1.80 - $1.90	$1.55 - $1.75

(1) Previous guidance was issued on May 5, 2026.
(2) Reflects the recognition of changes in estimates associated with the Italian payback measure relating to certain prior years since 2015 recorded in Revenues.
(3) Reflects the recognition of four and half months of contribution from Owen Mumford acquisition.

(4) Previous guidance issued on May 5, 2026 assumed four months of contribution from Owen Mumford acquisition.

We are unable to present a quantitative reconciliation of our expected adjusted operating margin and expected adjusted earnings per diluted share as we are unable to predict with reasonable certainty, and without unreasonable effort the impact and timing of any one-time items. The financial impact of these one-time items is uncertain and is dependent on various factors, including timing, and could be material to our Condensed Consolidated Statements of Income.
Balance Sheet, Liquidity and Other Updates
As of June 30, 2026, the Company had approximately $218.2 million in cash and equivalents and restricted cash and $1.469 billion of debt principal outstanding, including $129.9 million drawn on its $500 million Revolving Credit Facility to fund the acquisition of Owen Mumford.
The Company’s Board of Directors declared a quarterly cash dividend of $0.01 for each issued and outstanding share of the Company’s common stock. The dividend is payable on September 15, 2026 to stockholders of record at the close of business on August 27, 2026.
Third Quarter Fiscal Year 2026 Earnings Conference Call:
Management will host a conference call at 8:00 a.m. Eastern Time (ET) on August 7, 2026 to discuss the results of the quarter, provide an update on its business, and host a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. The live webcast can also be accessed via the company’s website at investors.embecta.com.

A webcast replay of the call will be available beginning at 11:00 a.m. ET on August 7, 2026, via the embecta investor relations website and archived on the website for one year.

Condensed Consolidated Statements of Income
Embecta Corp.
(Unaudited, in millions, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025

Revenues	$271.7	$295.5	$754.7	$816.4
Cost of products sold	118.4	98.4	311.9	298.1
Gross Profit	$153.3	$197.1	$442.8	$518.3
Operating expenses:
Selling and administrative expense	78.6	84.4	232.4	245.1
Research and development expense	5.6	4.4	15.6	32.7
Other operating expense, net	20.4	14.3	27.8	54.9
Total Operating Expenses	$104.6	$103.1	$275.8	$332.7
Operating Income	$48.7	$94.0	$167.0	$185.6
Interest expense, net	(23.9)	(26.6)	(70.6)	(81.2)
Other income (expense), net	2.8	4.8	(0.4)	2.9
Income Before Income Taxes	$27.6	$72.2	$96.0	$107.3
Income tax provision	6.5	26.7	34.9	38.3
Net Income	$21.1	$45.5	$61.1	$69.0

Net Income per common share:
Basic	$0.36	$0.78	$1.04	$1.18
Diluted	$0.36	$0.78	$1.03	$1.18

Condensed Consolidated Balance Sheets
Embecta Corp.
(in millions, except share and per share data)

	June 30, 2026	September 30, 2025
	(Unaudited)
Assets
Current Assets
Cash and equivalents	$214.7	$225.5
Restricted cash	3.5	3.1
Trade receivables, net (net of allowance for doubtful accounts of $2.6 million and $1.8 million as of June 30, 2026 and September 30, 2025, respectively)	182.2	145.6
Inventories:
Materials	64.3	50.0
Work in process	22.2	11.7
Finished products	127.7	116.9
Total Inventories	$214.2	$178.6
Amounts due from Becton, Dickinson and Company	—	3.3
Prepaid expenses and other	90.5	75.3
Total Current Assets	$705.1	$631.4
Property, Plant and Equipment, Net	316.8	257.2
Intangible Assets, net	47.5	7.0
Goodwill	39.9	15.4
Deferred Income Taxes and Other Assets	156.0	179.9
Total Assets	$1,265.3	$1,090.9
Liabilities and Equity
Current Liabilities
Accounts payable	$90.5	$74.2
Accrued expenses	138.6	98.9
Amounts due to Becton, Dickinson and Company	—	16.3
Salaries, wages and related items	41.4	49.4
Current debt obligations	139.4	9.5
Current finance lease liabilities	3.5	3.4
Income taxes	6.4	9.8
Total Current Liabilities	$419.8	$261.5
Deferred Income Taxes and Other Liabilities	115.1	62.6
Long-Term Debt	1,315.7	1,388.7
Non Current Finance Lease Liabilities	27.4	28.7
Contingencies
Embecta Corp. Equity
Common stock, $0.01 par value Authorized - 250,000,000 Issued and outstanding - 56,659,599 as of June 30, 2026 and 58,496,113 as of September 30, 2025	$0.6	$0.6
Additional paid-in capital	83.6	80.0
Accumulated deficit	(404.3)	(445.6)
Accumulated other comprehensive loss	(292.6)	(285.6)
Total Equity	(612.7)	(650.6)
Total Liabilities and Equity	$1,265.3	$1,090.9

Condensed Consolidated Statements of Cash Flows
Embecta Corp.
(Unaudited, in millions)

	Nine Months Ended June 30,
	2026	2025
Operating Activities
Net Income	$61.1	$69.0
Adjustments to net income to derive net cash provided by operating activities:
Depreciation and amortization	31.1	27.6
Inventory step up amortization	1.9	—
Amortization of debt issuance costs	5.2	6.5
Impairment of property, plant and equipment	0.5	10.6
Gain on sale of certain intellectual property rights and long-lived assets	(10.1)	—
Amortization of cloud computing arrangements	7.8	7.8
Stock-based compensation	15.8	22.1
Deferred income taxes	12.1	11.9
Change in operating assets and liabilities:
Trade receivables, net	(20.8)	11.7
Inventories	(7.3)	(11.3)
Due from/due to Becton, Dickinson and Company	—	19.8
Prepaid expenses and other	(6.1)	2.6
Accounts payable, accrued expenses and other current liabilities	1.1	(57.2)
Income and other net taxes payable	(3.6)	(16.9)
Other assets and liabilities, net	1.4	3.5
Net cash provided by operating activities	$90.1	$107.7
Investing Activities
Capital expenditures	$(2.2)	$(2.0)
Owen Mumford acquisition, net of cash acquired	(128.4)	—
Proceeds from the sale of certain intellectual property rights and long-lived assets	10.1	—
Net cash used for investing activities	$(120.5)	$(2.0)
Financing Activities
Payments on long-term debt	$(77.4)	$(112.2)
Proceeds on drawdown of revolving credit facility	180.0	—
Payments on revolving credit facility	(50.1)	—
Payments related to tax withholding for stock-based compensation	(4.9)	(5.7)
Payments on finance lease	(1.2)	(1.0)
Dividend payments	(18.4)	(26.2)
Repurchases of common stock	(8.7)	—
Net cash provided by (used for) financing activities	$19.3	$(145.1)
Effect of exchange rate changes on cash and equivalents and restricted cash	0.7	(1.2)
Net Change in Cash and equivalents and restricted cash	$(10.4)	$(40.6)
Opening Cash and equivalents and restricted cash	228.6	274.2
Closing Cash and equivalents and restricted cash	$218.2	$233.6

About Non-GAAP financial measures
In evaluating our operating performance, we supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial measures including (i) Adjusted Revenues, (ii) earnings before interest, taxes, depreciation, and amortization (“EBITDA”), (iii) Adjusted EBITDA and Adjusted EBITDA Margin, (iv) Adjusted Gross Profit and Adjusted Gross Profit Margin, (v) Adjusted Constant Currency Revenue Growth, (vi) Adjusted Operating Income and Adjusted Operating Income Margin, (vii) Adjusted Net Income and Adjusted Earnings Per Diluted Share, and (viii) Free Cash Flow. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. However, the presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. The Company uses non-GAAP financial measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a meaningful alternative representation of the underlying operating performance of the business.

For the three and nine month periods ended June 30, 2026 and 2025, the reconciliation of (1) GAAP Revenues ("Reported Revenues") to Adjusted Revenues, and (2) GAAP Net income to EBITDA and Adjusted EBITDA was as follows (unaudited, in millions):

	Three Months Ended June 30,		Nine Months Ended June 30,

	2026	2025	2026	2025
Reported Revenues	$271.7	$295.5	$754.7	$816.4
Italian payback measure	—	—	—	—
Adjusted Revenues	$271.7	$295.5	$754.7	$816.4

GAAP Net Income	$21.1	$45.5	$61.1	$69.0
Interest expense, net	23.9	26.6	70.6	81.2
Income tax provision	6.5	26.7	34.9	38.3
Depreciation and amortization	10.5	9.2	31.0	27.6
EBITDA	$62.0	$108.0	$197.6	$216.1
Stock-based compensation expense (1)	4.1	5.9	15.7	22.2
One-time stand up costs (2)	5.5	11.0	15.0	29.0
Business optimization and severance related costs (3)	—	0.9	—	4.2
Acquisition-related costs (4)	9.8	—	16.3	—
Amortization of cloud computing arrangements (5)	2.7	2.6	7.9	7.8
(Income) expense associated with the discontinued patch pump program (6)	—	2.3	(8.1)	45.4
Other (7)	1.6	0.3	3.1	0.7
Adjusted EBITDA	$85.7	$131.0	$247.5	$325.4
Adjusted EBITDA Margin	31.5%	44.3%	32.8%	39.9%
(1)Represents stock-based compensation expense incurred during the three and nine months ended June 30, 2026 and 2025, respectively. For the three months ended June 30, 2026, $3.2 million is recorded in Selling and administrative expense, $0.8 million is recorded in Cost of products sold, and $0.1 million is recorded in Research and development expense. For the three months ended, June 30, 2025, $5.1 million is recorded in Selling and administrative expense, $0.7 million is recorded in Cost of products sold, and $0.1 million is recorded in Research and development expense. For the nine months ended June 30, 2026, $12.9 million is recorded in Selling and administrative expense, $2.5 million is recorded in Cost of products sold and $0.3 million is recorded in Research and development expense. For the nine months ended June 30, 2025, $17.2 million is recorded in Selling and administrative expense, $2.8 million is recorded in Other operating expense, net, $1.9 million is recorded in Cost of products sold, and $0.3 million is recorded in Research and development expense.
(2)One-time stand-up costs incurred primarily include: (i) product registration, labeling, and brand transition costs; (ii) warehousing and distribution set-up costs; (iii) legal costs associated with patents and trademark work; (iv) temporary headcount resources within accounting, tax, finance, human resources, regulatory and IT; and (v) one-time business integration and IT related costs primarily associated with our global ERP implementation. For the three months ended June 30, 2026, approximately $4.3 million is recorded in Other operating expense, net, $1.0 million is recorded in Cost of products sold, and $0.2 million is recorded in Research and development expense. For the three months ended June 30, 2025, approximately $9.7 million is recorded in Other operating expense, net, $0.9 million is recorded in Cost of products sold and $0.4 million is recorded in Research and development expense. For the nine months ended June 30, 2026, approximately $9.6 million is recorded in Other operating expense, net, $4.6 million is recorded in Cost of products sold, and $0.8 million is recorded in Research and development expense. For the nine months ended June 30, 2025, approximately $26.3 million is recorded in Other operating expense, net, $1.5 million is recorded in Cost of products sold and $1.2 million is recorded in Research and development expense.
(3)Represents restructuring, business optimization, and severance related costs associated with standing up and optimizing the organization recorded in Other operating expense, net excluding costs classified above within Stock-based compensation expense.
(4)Represents acquisition-related costs incurred associated with the acquisition of Owen Mumford which include purchase price accounting adjustments. For the three months ended June 30, 2026, $11.1 million is recorded in Other operating expense, net, $1.9 million is recorded in Cost of products sold offset by a $3.2 million gain recorded in Other (income) expense, net. For the nine months ended June 30, 2026, $16.7 million is recorded in Other operating expense, net, $1.9 million is recorded in Cost of products sold offset by a $2.3 million gain recorded in Other (income) expense, net.
(5)Represents amortization of implementation costs associated with cloud computing arrangements recognized in Other operating expense, net.
(6)Represents income and expenses incurred during the three and nine months ended June 30, 2026 and 2025 associated with the discontinued patch pump program, excluding those program costs classified above within Depreciation and amortization and Stock-based compensation expense. These items are primarily one-time in nature that we do not view as fundamental to operate our core business. The items primarily consist of severance-related costs, asset impairments, contract termination costs, a gain on sale of certain assets, and other operating costs. For the three months ended June 30, 2026, no charges were incurred. For the three months ended June 30, 2025, $1.1 million is recorded in Research and development expense, $0.9 million recorded in Other operating expense, net, and $0.3 million is recorded in Cost of products sold. For the nine months ended June 30, 2026, a $10.0 million gain is recorded in Other operating expense, net offset by a $1.6 million charge is recorded in Research and development expense, and a $0.3 million charge is recorded in Cost of products sold. For the nine months ended June 30, 2025, $23.9 million is recorded in Research and development expense, $13.8 million is recorded in Other operating expense, net, $6.9 million is recorded in Cost of products sold, and $0.8 million is recorded in Selling and administrative expense.

(7)Represents various charges such as costs required to develop processes and systems to comply with regulations such as the EU Medical Device Regulation ("EU MDR") and General Data Protection Regulation (“GDPR”) which represent a significant, unusual change to the existing regulatory framework as well as charges associated with the discontinuation of alcohol swab products. For the three months ended June 30, 2026, $1.6 million was recorded in Cost of products sold. For the three months ended June 30, 2025, $0.2 million is recorded in Research and development expense and $0.1 million is recorded in Cost of products sold. For the nine months ended June 30, 2026, $2.9 million was recorded in Cost of products sold and $0.2 million was recorded in Research and development expense. For the nine months ended June 30, 2025, $0.5 million is recorded in Research and development expense and $0.2 million is recorded in Cost of products sold.

For the three and nine month periods ended June 30, 2026 and 2025, the reconciliations of (1) GAAP Revenues ("Reported Revenues") to Adjusted Revenues (2) GAAP Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin, (3) GAAP Operating Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Income Margin, (4) GAAP Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share, and (5) Free Cash Flow were as follows (unaudited in millions, except per share amounts):

	Three Months Ended June 30,		Nine Months Ended June 30,

	2026	2025	2026	2025
Reported Revenues	$271.7	$295.5	$754.7	$816.4
Italian payback measure	—	—	—	—
Adjusted Revenues	$271.7	$295.5	$754.7	$816.4

GAAP Gross Profit	$153.3	$197.1	$442.8	$518.3
GAAP Gross Profit Margin	56.4%	66.7%	58.7%	63.5%
Amortization of intangible assets (1)	0.3	0.2	0.9	0.8
One-time stand up costs (2)	0.9	0.9	4.6	1.5
Expense associated with the discontinued patch pump program (3)	—	0.3	0.3	6.9
Acquisition-related costs (4)	1.9	—	1.9	—
Other (5)	1.6	0.1	2.9	0.3
Adjusted Gross Profit	$158.0	$198.6	$453.4	$527.8
Adjusted Gross Profit Margin	58.2%	67.2%	60.1%	64.6%
(1)Amortization of intangible assets is recorded in Cost of products sold.
(2)One-time stand-up costs incurred are primarily attributed to brand transition.
(3)Represents expenses incurred for the three and nine months ended June 30, 2026 and June 30, 2025 associated with the discontinued patch pump program. These items are primarily one-time in nature that we do not view as fundamental to operate our core business. The costs primarily consist of asset impairments and other operating costs.
(4)Represents acquisition-related costs incurred associated with the acquisition of Owen Mumford which include purchase price accounting adjustments.
(5)Represents various charges such as costs required to develop processes and systems to comply with regulations such as the EU MDR and General Data Protection Regulation (“GDPR”) which represent a significant, unusual change to the existing regulatory framework as well as charges associated with the discontinuation of alcohol swab products.

	Three Months Ended June 30,		Nine Months Ended June 30,

	2026	2025	2026	2025
GAAP Operating Income	$48.7	$94.0	$167.0	$185.6
GAAP Operating Income Margin	17.9%	31.8%	22.1%	22.7%
Amortization of intangible assets (1)	0.3	0.2	0.9	0.8
One-time stand up costs (2)	5.5	11.0	15.0	29.0
Stock-based compensation expense (3)	—	0.2	0.3	2.0
Business optimization and severance related costs (4)	—	1.0	—	4.6
(Income) expense associated with the discontinued patch pump program (5)	—	2.4	(7.9)	48.3
Acquisition-related costs (6)	13.3	—	18.9	—
Other (7)	1.6	0.3	3.1	0.7
Adjusted Operating Income	$69.4	$109.1	$197.3	$271.0
Adjusted Operating Income Margin	25.5%	36.9%	26.1%	33.2%

GAAP Net Income	$21.1	$45.5	$61.1	$69.0
Adjustments:
GAAP Income tax provision	6.5	26.7	34.9	38.3
Amortization of intangible assets (1)	0.3	0.2	0.9	0.8
One-time stand up costs (2)	5.5	11.0	15.0	29.0
Stock-based compensation expense (3)	—	0.2	0.3	2.0
Business optimization and severance related costs (4)	—	1.0	—	4.6
(Income) expense associated with the discontinued patch pump program (5)	—	2.4	(7.9)	48.3
Acquisition-related costs (6)	10.8	—	17.3	—
Other (7)	1.6	0.3	3.1	0.7
Non-GAAP Income tax provision (8)	(13.2)	(21.8)	(33.7)	(48.2)
Adjusted Net Income	$32.6	$65.5	$91.0	$144.5

GAAP Net Income per Diluted share	$0.36	$0.78	$1.03	$1.18
Adjusted Net Income per Diluted share	$0.56	$1.12	$1.53	$2.46

Basic weighted average number of shares outstanding (in thousands)	58,479	58,490	58,856	58,239
Effect of dilutive securities:
Stock awards and equity units (share equivalent)	33	5	724	482
Diluted weighted average shares outstanding (in thousands)	58,512	58,495	59,580	58,721
(1)Amortization of intangible assets is recorded in Cost of products sold.
(2)One-time stand-up costs incurred primarily include: (i) product registration, labeling, and brand transition costs; (ii) warehousing and distribution set-up costs; (iii) legal costs associated with patents and trademark work; (iv) temporary headcount resources within accounting, tax, finance, human resources, regulatory and IT; and (v) one-time business integration and IT related costs primarily associated with our global ERP implementation. For the three months ended June 30, 2026, approximately $4.3 million is recorded in Other operating expense, net, $1.0 million is recorded in Cost of products sold, and $0.2 million is recorded in Research and development expense. For the three months ended June 30, 2025, approximately $9.7 million is recorded in Other operating expense, net, $0.9 million is recorded in Cost of products sold and $0.4 million is recorded in Research and development expense. For the nine months ended June 30, 2026, approximately $9.6 million is recorded in Other operating expense, net, $4.6 million is recorded in Cost of products sold, and $0.8 million is recorded in Research and development expense. For the nine months ended June 30, 2025, approximately $26.3 million is recorded in Other operating expense, net, $1.5 million is recorded in Cost of products sold and $1.2 million is recorded in Research and development expense.

(3)Represents stock-based compensation expense recognized during the period associated with the incremental value of converted legacy BD share-based awards and one-time sign-on equity awards granted to certain members of the embecta leadership team in connection with the Company's separation from BD. For the three months ended June 30, 2026, no charges were incurred. For the three months ended June 30, 2025, $0.2 million is recorded in Selling and administrative expense. For the nine months ended June 30, 2026, $0.3 million is recorded in Selling and administrative expense. For the nine months ended June 30, 2025, $2.0 million is recorded in Selling and administrative expense.
(4)Represents restructuring, business optimization, and severance related costs associated with standing up and optimizing the organization recorded in Other operating expenses excluding costs classified above within Stock-based compensation expense.
(5)Represents income and expenses incurred during the three and nine months ended June 30, 2026 and 2025 associated with the discontinued patch pump program. For the three months ended June 30, 2026, no charges were incurred. For the three months ended June 30, 2025, $1.2 million is recorded in Research and development expense, $0.9 million is recorded in Other operating expenses, and $0.3 million is recorded in Cost of products sold. For the nine months ended June 30, 2026, a $10.0 million gain is recorded in Other operating expense, net, a $1.8 million charge is recorded in Research and development expense, and a $0.3 million charge is recorded in Cost of products sold. For the nine months ended June 30, 2025, $24.4 million is recorded in Research and development expense, $16.2 million is recorded in Other operating expenses, $6.9 million is recorded in Cost of products sold, and $0.8 million is recorded in Selling and administrative expense.
(6)Represents acquisition-related costs incurred associated with the acquisition of Owen Mumford which include purchase price accounting adjustments. For the three months ended June 30, 2026, $11.3 million is recorded in Other operating expense, net, $2.0 million is recorded in Cost of products sold, $0.7 million is recorded in interest expense, offset by a $3.2 million gain recorded in Other (income) expense, net. For the nine months ended June 30, 2026, $16.9 million is recorded in Other operating expense, net, $2.0 million is recorded in Cost of products sold, $0.7 million is recorded in interest expense, offset by a $2.3 million gain recorded in Other (income) expense, net.
(7)Represents various charges such as costs required to develop processes and systems to comply with regulations such as the EU MDR and General Data Protection Regulation (“GDPR”) which represent a significant, unusual change to the existing regulatory framework as well as charges associated with the discontinuation of alcohol swab products. For the three months ended June 30, 2026, $1.6 million was recorded in Cost of products sold. For the three months ended June 30, 2025, $0.2 million is recorded in Research and development expense and $0.1 million is recorded in Cost of products sold. For the nine months ended June 30, 2026, $1.6 million was recorded in Cost of products sold and $0.2 million was recorded in Research and development expense. For the nine months ended June 30, 2025, $0.5 million is recorded in Research and development expense and $0.2 million is recorded in Cost of products sold.
(8)Represents the amount of tax expense that the Company estimates that it would record if it used non-GAAP results instead of GAAP results in the calculation of its tax provision. The non-GAAP effective tax rate for the three and nine months ended June 30, 2026 was 28.8% and 27.0%, respectively. The non-GAAP effective tax rate for both the three and nine months ended June 30, 2025 was 25.0%.

	Three Months Ended June 30,		Nine Months Ended June 30,

	2026	2025	2026	2025
Net Cash Provided by Operating Activities	$41.8	$81.2	$90.1	$107.7
Less:
Capital expenditures	(1.1)	(0.4)	(2.2)	(2.0)
Non-GAAP Free Cash Flow	$40.7	$80.8	$87.9	$105.7

About Embecta
embecta is a global diabetes care company that is leveraging its nearly 100-year legacy in insulin delivery to empower people with diabetes to live their best life through innovative solutions, partnerships and the passion of approximately 2,000 employees around the globe. For more information, visit embecta.com or follow our social channels on LinkedIn, Facebook, and Instagram.

Safe Harbor Statement Regarding Forward-Looking Statements
This press release contains express or implied "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, performance, financial condition, goals, strategies, plans, achievements, and anticipated product clearances, approvals and launches. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “pursue,” “will,” “goal” or similar expressions, we are making forward-looking statements. For example, embecta is using forward-looking statements when it discusses its fiscal 2026 financial guidance, the expected benefits and impact from the Owen Mumford acquisition and integration thereof, the timing and amount of potential repurchases of our common stock, its ability to expand in other markets, strengthening its core business, including through product launches and brand transition, expanding its product portfolio, including building on momentum, and increasing its financial flexibility. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) competitive factors that could adversely affect embecta’s operations; (ii) any inability to replace the services provided by BD under the transaction documents; (iii) any failure by BD to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; (iv) any events that adversely affect the sale or profitability of embecta’s products or the revenues delivered from sales to its customers; (v) increases in operating costs, including costs incurred from tariffs instituted by the U.S. government and certain foreign governments on raw materials and products, fluctuations in the cost and availability of raw materials or components used in its products, the ability to maintain favorable supplier arrangements and relationships, and the potential adverse effects of any disruption in the availability of such items; (vi) the impact of the global trade environment resulting from tariffs causing certain foreign governments, private purchasers and others to consider transitioning away from products originating from certain countries (including the U.S.) in favor of buying “local” products and local manufacturers and competitors to attempt to capitalize on these sentiments and engage in aggressive competitive pricing or other strategies to divert customers away from embecta; (vii) changes in reimbursement practices of governments or private payers or other cost containment measures; (viii) the adverse financial impact resulting from unfavorable changes in foreign currency exchange rates, as well as regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates; (ix) the impact of changes in U.S. federal laws and policy that could affect fiscal and tax policies, healthcare and international trade, including import and export regulation and international trade agreements; (x) any new pandemic, or any geopolitical instability, including disruptions in its operations and supply chains; (xi) new or changing laws and regulations, or changes in enforcement practices, including laws relating to healthcare, environmental protection, trade, monetary and fiscal policies, taxation and licensing and regulatory requirements for products; (xii) the expected benefits of the separation from BD; (xiii) risks associated with embecta’s indebtedness; (xiv) the risk that ongoing dis-synergy costs, costs of restructuring and other costs incurred in connection with the separation from BD will exceed our estimates of these costs; (xv) the risk that it will be more difficult than expected to effect embecta’s full separation from BD; (xvi) the risks related to timely and successfully completing the brand transition, including any resulting regulatory registration and license delays and interruptions in the transition of the rebranded products into commercial operations, networks, operations and end-to-end product flow and end-user access; (xvii) expectations related to the costs, profitability, timing and the estimated financial impact of, and charges and savings associated with, the restructuring plans we announced; (xviii) risks associated with not completing strategic collaborative partnerships and acquisitions, in the expected time frames and in a way that enables us to accelerate our growth and strategic collaborative opportunities that give us access to innovative technologies, complementary product lines, and new markets; and (xix) the other risks described in our periodic reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as further updated by our Quarterly Reports on Form 10-Q we have filed or will file hereafter. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release.

CONTACTS
Investors:
Pravesh Khandelwal
VP, Head of Investor Relations
551-264-6547
Contact IR
Media:
Christian Glazar
Sr. Director, Corporate Communications
908-821-6922
Contact Media Relations